Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-179574) on Form S-3 of Lantronix, Inc. of our report dated September 15, 2011, relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of Lantronix, Inc. for the year ended June 30, 2011.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP
Irvine, California
March 19, 2012